UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020 (March 25, 2020)

BYRNA TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	333-132456	71-1050654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Audubon Road, Suite 201

Wakefield, MA, 01880

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 868-5011

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01. Other Items.

On March 25, 2020, Byrna Technologies Inc. (the "Company") issued a press release announcing various business developments. Specifically, the Company announced that it (i) procured its first stocking order for 208 Byrna® HD Ready Kits and ammunition from C-A-L Ranch Stores, (ii) entered into an agreement with Maschmedt & Associates to market its Byrna® HD Personal Security Device to chain stores, dealers and distributors in the hunting, fishing, marine, shooting and outdoor sports sectors, (iii) signed up eight resellers in seven states to offer the Byrna HD at gun shows and in small retail establishments across seven States, (iv) continued to make record ecommerce sales through March 24, (v) has backorders in some colors pending expected shipments from South Africa, (vi) has shut down production through April 15 in South Africa and expects to see some supply chain disruption as the result of the COVID-19 worldwide pandemic, and (vii) that a prolonged health and economic crisis could interfere with the Company's sales on a going forward basis. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Additionally, the Company has raised gross proceeds of approximately $3.2 million upon closing of various privately negotiated warrant exercise agreements with certain of its largest warrant holders. Pursuant to the terms of the warrant exercise agreements, the Company agreed to reduce the exercise price of certain outstanding warrants from $0.25 per share to $0.16 per share and provide certain registration rights to such warrant holders in exchange for the warrant holders exercising such outstanding warrants. As a result of the closing of these various transactions, warrants to purchase 19,979,107 common shares of the Company's stock were exercised.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: March 27, 2020	By:	/s/ Bryan Ganz
Name: Bryan Ganz Title: Chief Executive Officer